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                                                                    EXHIBIT 10.1

                                    FORM OF
                              AMENDED AND RESTATED
                               ADVISORY AGREEMENT

     THIS ADVISORY AGREEMENT (this "AGREEMENT"), dated as of November 9, 2005, as amended and restated as of _______ , 2006, and effective as of the date the Registration Statement (as defined below) is declared effective by the Securities and Exchange Commission (the "EFFECTIVE DATE"), is by and among WELLS TIMBER REAL ESTATE INVESTMENT TRUST, INC., a Maryland corporation (the "COMPANY"), WELLS TIMBER OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the "PARTNERSHIP"), and WELLS CAPITAL, INC., a Georgia corporation (the "ADVISOR").

                                   WITNESSETH

     WHEREAS, the Company has filed with the Securities and Exchange Commission a Registration Statement on Form S-11 (the "REGISTRATION STATEMENT") covering the initial public offering of its common stock, par value $0.01 per share (the "SHARES");

     WHEREAS, the Company intends to qualify as a REIT (as defined below), and intends to invest its funds in investments permitted by the terms of the Company's Articles of Incorporation and Sections 856 through 860 of the Code (as defined below);

     WHEREAS, the Company is the general partner of the Partnership and intends to conduct all of its business and make all of its investments in Properties through the Partnership;

     WHEREAS, the Company and the Partnership desire to avail themselves of the experience, sources of information, advice, assistance and certain facilities available to the Advisor and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of, the Board of Directors of the Company all as provided herein; and

     WHEREAS, the Advisor is willing to undertake to render such services, subject to the supervision of the Board of Directors, on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

     1. DEFINITIONS. As used in this Agreement, the following terms have the definitions hereinafter indicated:

     ACQUISITION EXPENSES. Any and all expenses incurred by the Company, the Partnership, the Advisor, or any Affiliate of either in connection with the selection, acquisition or development of any Property, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, and title insurance premiums.


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     ADVISOR. Wells Capital, Inc., a Georgia corporation, any successor advisor to the Company, the Partnership or any Person(s) to which Wells Capital, Inc. or any successor advisor subcontracts substantially all of its functions.

     AFFILIATE OR AFFILIATED. An Affiliate of another Person includes only the following: (i) any Person directly or indirectly controlling, controlled by, or under common control with such other Person; (ii) any Person directly or indirectly owning, controlling, or holding with the power to vote 10% or more of the outstanding voting securities of such other Person; (iii) any legal entity for which such Person acts as an executive officer, director, trustee, or general partner, (iv) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other Person; and (v) any executive officer, director, trustee, or general partner of such other Person. An entity shall not be deemed to control or be under common control with an Advisor-sponsored program unless (i) the entity owns 10% or more of the voting equity interests of such program or (ii) a majority of the board (or equivalent governing body) of such program is comprised of Affiliates of the entity.

     APPRAISED VALUE. Value according to an appraisal made by an Independent Appraiser.

     ARTICLES OF INCORPORATION. The Articles of Incorporation of the Company under Title 2 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended from time to time.

     ASSET MANAGEMENT FEE. A monthly fee in an amount equal to one-twelfth of 1.25% of the sum of (a) the actual amount invested on behalf of the Company in the Properties (including any incurred or assumed indebtedness related to the Properties and any capital improvements made subsequent to the initial investment) plus (b) with respect to Joint Ventures, the actual amount invested on behalf of the Company in the Joint Ventures plus the Company's allocable share of capital improvements made by the Joint Venture from cash flows generated by the Joint Venture, until such time as Advisor may estimate the value of all interests the Company holds in Properties or Joint Ventures for ERISA reporting purposes; and after such time, ASSET MANAGEMENT FEE means a monthly fee in an amount equal to one-twelfth of 1.25% of the greater of (1) the sum of (x) the actual amount invested on behalf of the Company in the Properties (including any incurred or assumed indebtedness related to the Properties and any capital improvements made subsequent to the initial investment) plus (y) with respect to Joint Ventures, the actual amount invested on behalf of the Company in the Joint Ventures plus the Company's allocable share of capital improvements made by the Joint Venture from cash flows generated by the Joint Venture, or (2) the aggregate value of the Company's interest in the Properties and Joint Ventures as established in connection with the most recent estimated valuation to assist ERISA fiduciaries in fulfilling their annual valuation and reporting responsibilities.


     AVERAGE INVESTED ASSETS. For a specified period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in Properties and Loans secured by real estate before reserves for depreciation, depletion, bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

     BOARD OF DIRECTORS OR BOARD. The persons holding such office, as of any particular time, under the Articles of Incorporation of the Company, whether they be the Directors named therein or additional or successor Directors.

     BYLAWS. The bylaws of the Company, as the same are in effect from time to time.

     CAPPED O&O EXPENSES. All Organizational and Offering Expenses other than selling commissions and the dealer manager fee as described under "Plan of Distribution" to the Registration Statement.


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     CAUSE. With respect to the termination of this Agreement, fraud, criminal conduct, willful misconduct or willful or grossly negligent breach of fiduciary duty by the Advisor, or a material breach of this Agreement by the Advisor, provided that (i) the Advisor does not cure any such material breach within 60 days of receiving notice of such material breach from the Company or the Partnership, or (ii) such material breach is not of a nature that can be remedied within such period.

     CODE. Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

     COMPANY. Wells Timber Real Estate Investment Trust, Inc., a corporation organized under the laws of the State of Maryland.

     COMPETITIVE REAL ESTATE COMMISSION. A real estate or brokerage commission for the purchase or sale of property which is reasonable, customary, and competitive in light of the size, type, and location of the property.

     CONTRACT SALES PRICE. The total consideration received by the Company for the sale of a Property.

     DIRECTOR. A member of the Board of Directors of the Company.

     DISTRIBUTIONS. Any distributions of money or other property by the Company to owners of Shares, including distributions that may constitute a return of capital for federal income tax purposes.

     GOOD REASON. With respect to the termination of this Agreement, (i) any failure to obtain a satisfactory agreement from any successor to the Company and the Partnership to assume and agree to perform the Company's and the Partnership's obligations under this Agreement; or (ii) any material breach of this Agreement by the Company, provided that (x) the Company does not cure such material breach within 60 days of receiving notice of such material breach from the Advisor, or (y) such material breach is not of a nature that can be remedied within such period.

     GROSS PROCEEDS. The aggregate cash purchase price of all Shares sold for the account of the Company through an Offering, without deduction for Organization and Offering Expenses.

     INDEPENDENT APPRAISER. A person or entity with no material current or prior business or personal relationship with the Advisor or the Directors, who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company, and who is a qualified appraiser of real estate as determined by the Board. Membership in a nationally recognized appraisal society such as the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers shall be conclusive evidence of such qualification.

     INDEPENDENT DIRECTOR. A Director who is not and within the last two years has not been directly or indirectly associated with the Advisor by virtue of (i) ownership of an interest in the Advisor or its Affiliates, (ii) employment by the Advisor or its Affiliates, (iii) service as an officer or director of the Advisor or its Affiliates, (iv) performance of services, other than as a Director, for the Company, (v) service as a director or trustee of more than three real estate investment trusts advised by the Advisor, or (vi) maintenance of a material business or professional relationship with the Advisor or any of its


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Affiliates. A business or professional relationship is considered material if the gross revenue derived by the Director from the Advisor and Affiliates exceeds 5% of either the Director's annual gross revenue during either of the last two years or the Director's net worth on a fair market value basis. An indirect relationship shall include circumstances in which a Director's spouse, parents, children, siblings, mothers or fathers-in-law, sons or daughters-in-law, or brothers or sisters-in-law is or has been associated with the Advisor, any of its Affiliates, or the Company.

     JOINT VENTURE. Any joint venture, limited liability company or other Affiliate of the Company (other than the Partnership) that owns, in whole or in part on behalf of the Company, any Properties.

     LISTING. The term "LISTING" shall mean that the Shares have been approved for trading on a national securities exchange. Upon such Listing, the Shares shall be deemed Listed.

     NASAA GUIDELINES. The NASAA Statement of Policy Regarding Real Estate Investment Trusts as in effect on the date hereof.

     NET INCOME. For any period, the total revenues applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, depletion, bad debts or other similar non-cash reserves; provided, however, Net Income for purposes of calculating total allowable Operating Expenses (as defined herein) shall exclude the gain from the sale of the Company's assets.

     OFFERING. Any offering of Shares that is registered with the SEC, excluding Shares offered under any employee benefit plan.

     OFFERING STAGE. The period from the commencement of the Company's initial public equity offering through the termination of the Company's last public equity offering prior to Listing. For purposes of this definition, "public equity offering" does not include offerings on behalf of selling stockholders or offerings related to a dividend reinvestment plan, employee benefit plan or the redemption of interests in the Partnership.

     OPERATING EXPENSES. All costs and expenses incurred by the Company, as determined under generally accepted accounting principles, which in any way are related to the operation of the Company or to Company business, including fees paid to the Advisor, but excluding (i) the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and tax incurred in connection with the issuance, distribution, transfer, registration and Listing of the Shares, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad loan reserves, (v) incentive fees paid in compliance with Section IV.F of the NASAA Guidelines and (vi) Acquisition Expenses, real estate commissions on resale of property, and other expenses connected with the acquisition, disposition, and ownership of real estate interests, mortgage loans or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

     ORGANIZATION AND OFFERING EXPENSES. All expenses incurred by and to be paid from the assets of the Company in connection with and in preparing the Company for registration of and subsequently offering and distributing its Shares to the public, which may include but are not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys); expenses for printing, engraving and mailing; salaries of employees while engaged in sales, education and marketing activities; charges of transfer agents, registrars, trustees, escrow holders, depositaries and experts; and expenses of registration and qualification of the sale of the securities, including taxes and fees, accountants' and attorneys' fees.


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     PARTNERSHIP. Wells Timber Operating Partnership, L.P., a Delaware limited partnership formed to own and operate properties on behalf of the Company.

     PARTNERSHIP AGREEMENT. The Agreement of Limited Partnership of the Partnership, as amended from time to time, between the Company, as General Partner and the Advisor, as the initial Limited Partner.

     PERSON. An individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or any government or any agency or political subdivision thereof, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

     PROPERTY OR PROPERTIES. Any real property or properties, or any portion thereof, transferred or conveyed to the Company or the Partnership, either directly or indirectly.

     REIT. A real estate investment trust under Sections 856 through 860 of the Code.

     REAL ESTATE DISPOSITION FEE. The fee payable to the Advisor under certain circumstances in connection with the Sale of one or more Properties pursuant to
Section 8(b).

     SALE OR SALES. (i) Any transaction or series of transactions whereby: (A) the Company or the Partnership sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of the building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Company or the Partnership sells, puts, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Company or the Partnership in any joint venture in which it is a co-venturer or partner; or (C) any joint venture in which the Company or the Partnership as a co-venturer or partner sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards, but (ii) not including any transaction or series of transactions specified in clause (i)(A), (i)(B), or (i)(C) above in which the proceeds of such transaction or series of transactions are reinvested in one or more Properties within 180 days thereafter.

     SPECIAL UNITS. The separate series of limited partnership interests issued to Wells Capital, Inc. pursuant to the Partnership Agreement as referenced in
Section 8(c).

     STOCKHOLDERS. The registered holders of the Shares.

     TERMINATION DATE. The date of termination of the Agreement.

     TERMINATION EVENT. The termination or nonrenewal of this Agreement (i) in connection with a merger, sale of assets or other corporate transaction involving the Company, (ii) by the Advisor for Good Reason or (iii) by the Company and the Operating Partnership other than for Cause.

     TIMBER MANAGER. Any entity that has been retained to perform and carry out property management services at one or more of the Properties, excluding persons, entities or independent contractors retained or hired to perform facility management or other services or tasks at a particular Property.


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     2%/25% GUIDELINES. The requirement pursuant to the NASAA Guidelines that, in any 12-month period, total Operating Expenses not exceed the greater of 2% of the Company's Average Invested Assets during such 12-month period or 25% of the Company's Net Income over the same 12-month period.

     2. APPOINTMENT. The Company and the Partnership appoints the Advisor to serve as its advisor and asset manager as of the Effective Date, on the terms and conditions set forth in this Agreement, and the Advisor accepts such appointment as of the Effective Date.

     3. DUTIES AND AUTHORITY OF THE ADVISOR. The Advisor undertakes to use its reasonable efforts (1) to present to the Company and the Partnership potential investment opportunities to provide a continuing and suitable investment program consistent with (i) the investment objectives and policies of the Company as determined and adopted from time to time by the Board and (ii) the investment allocation method described at Section 10(b) of this Agreement and (2) to manage, administer, promote, maintain, and improve the Properties on an overall portfolio basis in a diligent manner. The services of the Advisor are to be of scope and quality not less than those generally performed by professional asset managers of other similar property portfolios. The Advisor shall make available the full benefit of the judgment, experience and advice of the members of the Advisor's organization and staff with respect to the duties it will perform under this Agreement. The Advisor may engage one or more Timber Managers, which may include Affiliates of the Advisor, to manage, promote, and lease the Properties. To facilitate the Advisor's performance of these undertakings, but subject to the restrictions included in Sections 4 and 7 and to the continuing and exclusive authority of the Board of the Company and the general partner of the Partnership, the Company and the Partnership hereby delegate to the Advisor the authority to, and the Advisor hereby agrees to, either directly or by engaging an Affiliate:

     (A) serve as the Company's and the Partnership's investment and financial advisor and provide research and economic and statistical data in connection with the Company's assets and investment policies;

     (B) provide the daily management of the Company and the Partnership and perform and supervise the various administrative functions reasonably necessary for the management of the Company and the Partnership;

     (C) maintain and preserve the books and records of the Company, including a stock ledger reflecting a record of the Stockholders and their ownership of the Company's Shares and acting as transfer agent for the Company's Shares and maintaining the accounting and other record-keeping functions at the Property and Company levels;

     (D) investigate, select, and, on behalf of the Company and the Partnership, engage and conduct business with such Persons as the Advisor deems necessary to the proper performance of its obligations hereunder, including but not limited to consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, mortgagors, and any and all agents for any of the foregoing, including Affiliates of the Advisor, and Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services, including but not limited to entering into contracts in the name of the Company and the Partnership with any of the foregoing;

     (E) consult with the officers and Board and assist the Board in the formulation and implementation of the Company's financial policies, and, as necessary, furnish the Board with advice and recommendations with respect to the making of investments consistent with the investment objectives and


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policies of the Company and in connection with any borrowings proposed to be undertaken by the Company and the Partnership;

     (F) oversee the performance by each Timber Manager of its duties, including collection of payments due from sales of timber and third parties under contracts related to use of the Property and other assets of the Company and payment of Property expenses and maintenance;

     (G) conduct periodic on-site property visits to some or all (as the Advisor deems reasonably necessary) of the Properties to inspect the physical condition of the Properties and to evaluate the performance of the Timber Manager of its duties;

     (H) review, analyze and comment upon the operating budgets, capital budgets, harvest schedules and leasing plans prepared and submitted by the Timber Manager and aggregate these property budgets into the Company's overall budget;

     (I) review and analyze on-going financial information pertaining to each Property and the overall portfolio of Properties;

     (J) if a transaction requires approval by the Board of Directors, deliver to the Board of Directors all documents requested by them in their evaluation of the proposed investment in the Property;

     (K) formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing, and disposition of Properties on an overall portfolio basis;

     (L) subject to the provisions of Sections 3(M) and 4 hereof, (i) locate, analyze and select potential investments in Properties, (ii) structure and negotiate the terms and conditions of transactions pursuant to which investment in Properties will be made; (iii) make investments in Properties on behalf of the Company or the Partnership in compliance with the investment objectives and policies of the Company; (iv) arrange for financing and refinancing and make other changes in the asset or capital structure of, and dispose of, reinvest the proceeds from the sale of, or otherwise deal with the investments in, Property;
(v) enter into leases, supply agreements and other income-producing contracts relating to third party use of the Property and other assets of the Company, including timber harvesting; (vi) enter into service contracts for Property, including oversight of Affiliated companies that perform property management services for the Company and the Partnership; (vii) oversee the non-affiliated Timber Manager and other non-affiliated Persons who perform services for the Company; and (viii) to the extent necessary, perform all other operational functions for the maintenance and administration of such Property;

     (M) obtain the prior approval of the Board for any and all investments in Properties;

     (N) negotiate on behalf of the Company and the Partnership with banks or lenders for loans to be made to the Company, and negotiate on behalf of the Company and the Partnership with investment banking firms and broker-dealers or negotiate private sales of Shares and other securities or obtain loans for the Company and the Partnership, but in no event in such a way so that the Advisor shall be acting as broker-dealer or underwriter; and provided, further, that any fees and costs payable to third parties incurred by the Advisor in connection with the foregoing shall be the responsibility of the Company or the Partnership;


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     (O) obtain reports (which may be prepared by the Advisor or its
Affiliates), where appropriate, concerning the value of investments or contemplated investments of the Company and the Partnership in Properties;

     (P) from time to time, or at any time reasonably requested by the Board, provide information or make reports to the Board related to its performance of services to the Company and the Partnership under this Agreement;

     (Q) from time to time, or at any time reasonably requested by the Board, make reports to the Board of the investment opportunities it has presented to other Advisor-sponsored programs or that it has pursued directly or through an Affiliate;

     (R) provide the Company and the Partnership with all necessary cash management services;

     (S) deliver to or maintain on behalf of the Company copies of all appraisals obtained in connection with the investments in Properties;

     (T) notify the Board of all proposed material transactions before they are completed; and

     (U) at the direction of Company management, prepare the Company's periodic reports and other filings made under the Securities Exchange Act of 1934, as amended, and the Company's Post-Effective Amendments to the Registration Statement as well as all related prospectuses, prospectus supplements and supplemental sales literature and assist in connection with the filing of such documents with the appropriate regulatory authorities;

     (V) effect any private placements of Units or other interests in Properties as may be approved by the Board; and

     (W) do all things necessary to assure its ability to render the services described in this Agreement.

     4. MODIFICATION OR REVOCATION OF AUTHORITY OF ADVISOR. The Board may, at any time upon the giving of notice to the Advisor, modify or revoke the authority or approvals set forth in Section 3, provided however, that such modification or revocation shall be effective upon receipt by the Advisor and shall not be applicable to investment transactions to which the Advisor has committed the Company and the Partnership prior to the date of receipt by the Advisor of such notification.

     5. BANK ACCOUNTS. The Advisor may establish and maintain one or more bank accounts in its own name for the account of the Company and the Partnership or in the name of the Company and the Partnership and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company and the Partnership, under such terms and conditions as the Board may approve, provided that no funds shall be commingled with the funds of the Advisor; and the Advisor shall from time to time render appropriate accountings of such collections and payments to the Board and to the auditors of the Company.

     6. RECORDS; ACCESS. The Advisor shall maintain appropriate records of all its activities hereunder and make such records available for inspection by the Board and by counsel, auditors and authorized agents of the Company, at any time or from time to time during normal business hours. The Advisor shall at all reasonable times have access to the books and records of the Company and the Partnership.


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     7. LIMITATIONS ON ACTIVITIES. Anything else in this Agreement to the contrary notwithstanding, the Advisor shall refrain from taking any action which, in its sole judgment made in good faith, would (a) adversely affect the status of the Company as a REIT, (b) subject the Company to regulation under the Investment Company Act of 1940, as amended, or (c) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company or the Partnership, its Shares or its other securities, or otherwise not be permitted by the Articles of Incorporation or Bylaws of the Company, except if such action shall be ordered by the Board, in which case the Advisor shall notify promptly the Board of the Advisor's judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Board. In such event the Advisor shall have no liability for acting in accordance with the specific instructions of the Board so given. Notwithstanding the foregoing, the Advisor, its directors, officers, employees and stockholders, and stockholders, directors and officers of the Advisor's Affiliates shall not be liable to the Company, the Partnership or to the Board or stockholders for any act or omission by the Advisor, its directors, officers or employees, or stockholders, directors or officers of the Advisor's Affiliates taken or omitted to be taken in the performance of their duties under this Agreement except as provided in Sections 16 and 17 of this Agreement.

     8. FEES.

     (A) ASSET MANAGEMENT FEE. Subject to the overall limitations contained below in this Section 8(a), commencing on the Effective Date, the Advisor shall receive the Asset Management Fee in consideration for the services rendered in connection with the management of the Company's assets, calculated on the last day of each preceding month. The Asset Management Fee shall be payable by the Company in cash or in Shares at the election of the Advisor in whole or in part, from time to time, by the Advisor (without interest). If the Advisor elects to receive the Asset Management Fee in the form of Shares, then the Shares shall be valued at a price per share equal to the average closing price of the Shares over the ten trading days immediately preceding the date of such election if the Shares are Listed at such time. If the Shares are not Listed and the Company is still in its Offering Stage at such time, the Advisor will estimate the per share value of the Shares at a price per share equal the most recent price paid to acquire a Share (excluding any Shares sold at a purchase price discounts for certain categories of purchasers). If the Shares are not Listed and the Offering Stage has been completed for 12 month at such time, the Shares shall be valued at a price per share equal the published annual estimated value of the shares as determined by the Advisor based upon the Appraised Value of the Assets on the date of election.

     (B) REAL ESTATE DISPOSITION FEE. If the Advisor or an Affiliate provides a substantial amount of the services (as determined by a majority of the Independent Directors) in connection with the Sale of one or more Properties, the Advisor or such Affiliate shall receive at closing a Real Estate Disposition Fee equal to the lesser of (i) one-half of the Competitive Real Estate Commission, or (1) if the contract price for the Sale is in excess of $20 million, then an amount not to exceed 1.0% of the contract price of such Property or Properties, and (2) if the contract price for the sale is $20 million or less, then an amount not to exceed 2.0% of the sales price of such Property or Properties. In each case in which a Real Estate Disposition Fee may be payable, the precise amount of the fee within the limits set forth in the preceding sentence shall be determined by the Board, including a majority of the Independent Directors, based upon the extent of the services provided by the Advisor or its Affiliate and market norms for the services provided. Notwithstanding anything to the contrary herein, no Real Estate Disposition Fee shall be payable to the Advisor for Property Sales if such Sales involve the Company selling all or substantially all of its Properties in one or more transactions designed to effectuate a business combination transaction (as opposed to a Company liquidation, in which case the Real Estate Disposition Fee would be payable if the Advisor or an Affiliate provides a substantial amount of services as provided above). Any Real Estate Disposition Fee payable under this section may be paid in addition to real estate commissions paid to non-Affiliates, provided that the total real estate commissions


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(including such Real Estate Disposition Fee) paid to all Persons by the Company for each Property shall not exceed an amount equal to the lesser of (i) 6.0% of the Contract Sales Price of the Property or (ii) the Competitive Real Estate Commission for the Property.

     (C) SPECIAL PARTNERSHIP UNITS. The Advisor has made capital contributions to the Partnership in exchange for certain partnership units as described as follows: $2,000 in exchange for 200 common units and $1,000 in exchange for 100 Special Units. Upon the earliest to occur of the termination of this Agreement for Cause, a Termination Event, or a Listing, all of the Special Units shall be redeemed by the Partnership in accordance with the terms of the Partnership Agreement.

     (D) CHANGES TO FEE STRUCTURE. In the event of Listing, the Company and the Advisor shall negotiate in good faith to establish a fee structure appropriate for a perpetual-life entity.

     9. EXPENSES.

     (A) REIMBURSABLE EXPENSES. In addition to the compensation paid to the Advisor pursuant to Section 8 hereof, the Company or the Partnership shall pay directly or reimburse the Advisor for all of the expenses paid or incurred by the Advisor (to the extent not reimbursable by another party, such as the dealer manager) in connection with the services it provides to the Company and the Partnership pursuant to this Agreement, including, but not limited to:

          (i) the Organization and Offering Expenses; provided, however, that within 60 days after the end of the month in which an Offering terminates, the Advisor shall reimburse the Company to the extent (i) Capped O&O Expenses borne by the Company exceed the maximum amount permitted pursuant to the prospectus for the Offering and (ii) Organization and Offering Expenses borne by the Company exceed 15% of the Gross Proceeds raised in a completed Offering;

          (ii) Acquisition Expenses payable to unaffiliated Persons incurred in connection with the selection and acquisition of Properties;

          (iii) the actual cost of goods and services used by the Company and obtained from entities not affiliated with the Advisor, other than Acquisition Expenses, including brokerage fees paid in connection with the purchase and sale of securities;

          (iv) interest and other costs for borrowed money, including discounts, points and other similar fees;

          (v) taxes and assessments on income of the Company or Properties;

          (vi) costs associated with insurance required in connection with the business of the Company or by the Board;

          (vii) expenses of managing and operating Properties owned by the Company, whether payable to an Affiliate of the Company or a non-affiliated Person;

          (viii) all expenses in connection with payments to the Board and meetings of the Board and Stockholders;

          (ix) expenses associated with Listing or with the issuance and distribution of securities other than the Shares, such as selling commissions and fees, advertising expenses, taxes, legal and accounting fees, listing and registration fees;

          (x) expenses connected with payments of Distributions in cash or otherwise made or caused to be made by the Company to the Stockholders;

          (xi) expenses of organizing, redomesticating, merging, liquidating or dissolving the Company or of amending the Articles of Incorporation or the Bylaws;

          (xii) expenses of maintaining communications with Stockholders or their financial advisors, including the cost of preparation, printing, and mailing annual reports and other Stockholder reports, proxy statements and other reports required by governmental entities;

          (xiii) administrative service expenses (including (i) personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which the Advisor receives a separate fee, and (ii) the Company's allocable share of other overhead of the Advisor such as rent and utilities); and

          (xiv) audit, accounting and legal fees.

     (B) OTHER SERVICES. Should the Board request that the Advisor or any director, officer or employee thereof render services for the Company and the Partnership other than set forth in Section 3, such services shall be separately compensated at such rates and in such amounts as are agreed by the Advisor and the Board, including a majority of the Independent Directors, subject to the limitations contained in the Articles of Incorporation, and shall not be deemed to be services pursuant to the terms of this Agreement.

     (C) TIMING OF AND LIMITATIONS ON REIMBURSEMENTS.

          (i) Expenses incurred by the Advisor on behalf of the Company and the Partnership and payable pursuant to this Section 9 shall be reimbursed no less than monthly to the Advisor. The Advisor shall prepare a statement documenting the expenses of the Company and the Partnership during each quarter, and shall deliver such statement to the Company and the Partnership within 45 days after the end of each quarter.

          (ii) Notwithstanding anything else in this Section 9 to the contrary, the expenses enumerated in this Section 9 shall not become reimbursable out of proceeds of an Offering to the Advisor unless and until the Company has raised the minimum offering amount, if any, as provided in the prospectus for the Offering.

          (iii) The Company shall not reimburse the Advisor at the end of any fiscal quarter Operating Expenses that, in the four consecutive fiscal quarters then ended (the "EXPENSE YEAR") exceed (the "EXCESS AMOUNT") the 2%/25% Guidelines for such year unless a majority of the Independent Directors determines that such excess was justified, based on unusual and nonrecurring factors which a majority of our Independent Directors deems sufficient. If a majority of the Independent Directors does not approve such excess as being so justified, any Excess Amount paid to the Advisor during a fiscal quarter shall be repaid to the Company. If a majority of the Independent Directors determines such excess was justified, then within 60 days after the end of any fiscal quarter of the Company for which total reimbursed Operating Expenses for the Expense Year exceed the 2%/25% Guidelines, the Advisor, at the direction of a majority of our Independent Directors, shall send to the stockholders a written disclosure of such fact, together with an explanation of the factors the Independent Directors considered in determining that such excess expenses were justified. The Company will ensure that such determination will be reflected in the minutes of the meetings of the Board of Directors. All figures used in the foregoing computation shall be determined in accordance with generally accepted accounting principles applied on a consistent basis.

     10. OTHER ACTIVITIES OF THE ADVISOR.

     (A) GENERAL. Nothing herein contained shall prevent the Advisor from engaging in other activities, including, without limitation, the rendering of advice to other Persons (including other REITs) and the management of other programs advised, sponsored or organized by the Advisor or its Affiliates; nor shall this Agreement limit or restrict the right of any director, officer, employee, or stockholder of the Advisor or its Affiliates to engage in any other business or to render services of any kind to any other partnership, corporation, firm, individual, trust or association. The Advisor may, with respect to any investment in which the Company or the Partnership is a participant, also render advice and service to each and every other participant therein. The Advisor shall report to the Board the existence of any condition or circumstance, existing or anticipated, of which it has knowledge, which creates or could create a conflict of interest between the Advisor's obligations to the Company and the Partners and its obligations to or its interest in any other partnership, corporation, firm, individual, trust or association.

     (B) POLICY WITH RESPECT TO ALLOCATION OF INVESTMENT OPPORTUNITIES. Before the Advisor presents an investment opportunity that would in its judgment be suitable for the Company or the Partnership to another Advisor-sponsored program, the Advisor shall determine in its sole discretion that the investment opportunity is more suitable for such other program than for the Company or the Partnership based on factors such as the following: the investment objectives and criteria of each program; the cash requirements and anticipated cash flow of each program; the size of the investment opportunity; the effect of the acquisition on diversification of each program's investments by type of property and geographic area and, if applicable, tenant base; the policies of each program relating to leverage; the estimated income tax effects of the purchase on each entity; the funds of each entity available for investment and the length of time such funds have been available for investment. In the event that an investment opportunity becomes available that is, in the sole discretion of the Advisor, equally suitable for the Company, the Partnership and another Advisor-sponsored program, then the Advisor may offer the other program the investment opportunity if it has had the longest period of time elapse since it was offered an investment opportunity. The Advisor will use its reasonable efforts to fairly allocate investment opportunities in accordance with such allocation method and will promptly disclose any material deviation from such policy or the establishment of a new policy, which shall be allowed provided (1) the Board is provided with notice of such policy at least 60 days prior to such policy becoming effective and (2) such policy provides for the reasonable allocation of investment opportunities among such programs. The Advisor shall provide the Independent Directors with any information reasonably requested so that the Independent Directors can insure that the allocation of investment opportunities is applied fairly. Nothing herein shall be deemed to prevent the Advisor or an Affiliate from pursuing an investment opportunity directly rather than offering it to the Company or another Advisor-sponsored program so long as the Advisor is fulfilling its obligation to present a continuing and suitable investment program to the Company which is consistent with the investment policies and objectives of the Company and the Partnership.

     11. RELATIONSHIP OF ADVISOR AND COMPANY. The Company, the Partnership and the Advisor are not partners or joint venturers with each other, and nothing in this Agreement shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.

     12. INTELLECTUAL PROPERTY.

     (A) WORK PRODUCT. All right, title, and interest, including, without limitation, all intellectual property rights, in or related to any services, work product, and development work provided or performed by Advisor or Advisor's subcontractors under or in connection with this Agreement, including, without limitation, any works of authorship, inventions, processes, formulas, proprietary information, databases, customer lists, marketing plans, business strategies, financial information, forecasts, trademarks, services marks, brand names, documents, data, designs, ideas, concepts, technical data, and any other work product (collectively, "Work Product") shall vest in and be the sole and exclusive property of Company. All copyrightable Work Product performed by or for Advisor under this Agreement shall be considered works made for hire (as that phrase is defined the United States Copyright Act, 17 U.S.C. Section 101, and used in 17 U.S.C. Section 201) and, as such, shall be owned by Company. In the event that any Work Product under this Agreement cannot be considered as a work made for hire, Advisor hereby assigns, agrees to assign, and will cause its employees and subcontractors to assign, to Company for no additional consideration, all right, title, and interest that it may possess in such Work Product. If and to the extent it is impossible as a matter of law to assign ownership rights, including, without limitation, intellectual property rights in any portion of the Work Product to Company, Advisor hereby grants to Company an exclusive, irrevocable, perpetual, transferable, fully paid-up, worldwide and unlimited right to use and exploit in any possible way (including, without limitation, to modify, copy, amend, translate, further develop, prepare derivative works of, distribute and sublicense) all intellectual property rights pertaining to the Work Product, and any portion of it, and warrants with respect to its employees and subcontractors, that they will do the same. Advisor represents and warrants that Advisor has enforceable written agreements with all of its employees and subcontractors involved in the provision of services and work product under the Agreement to assign to Advisor ownership of work product, and the intellectual property rights therein, created in the course of their employment or engagement.

     (B) FURTHER ACTIONS. At Company's request and without further consideration, Advisor and Advisor's successors in interest shall execute any and all powers of attorney, applications, assignments, declarations, affidavits, and any other papers or documents necessary to perfect such right, title, and interest in Company, its successors, assigns, and legal representatives. Advisor shall not apply for the registration of rights in any of the Work Product under any local, state or federal law of the United States or any other nation and will not oppose or object in any way to applications for registration of same by Company or Company's designee. Nothing in this Agreement shall be interpreted as granting to Advisor any rights to the Work Product or any license to copy, adapt or take any other action in respect of any Work Product, except on behalf of Company as provided in this Agreement.

     (C) THIRD PARTY MATERIALS. If Advisor shall incorporate into any Work Product any materials of any third party, Advisor is responsible for obtaining, at its own expense, all rights, licenses, consents, and permissions necessary for Company to have the fully paid up, perpetual, irrevocable, worldwide and unlimited right to use and exploit in any possible way (including, without limitation, to modify, copy, amend, translate, further develop, prepare derivative works of, distribute and sublicense) the third party materials in connection with the Work Product, consistent with the terms of this Agreement, and to sublicense these rights to others.


     13. TERM; TERMINATION OF AGREEMENT.


     (A) TERM. This Agreement shall continue in force until the first anniversary of the Effective Date, subject to an unlimited number of successive one-year renewals upon mutual consent of the parties. The Company, acting through the Board, will evaluate the performance of the Advisor annually before renewing the Agreement, and each such renewal shall be for a term of no more than one year.

     (B) TERMINATION BY EITHER PARTY.

         (I) BY EITHER PARTY. This Agreement may be terminated upon 60 days written notice without Cause or penalty, by either party (if by the Company, upon approval of a majority of the Independent Directors).

         (II) BY THE COMPANY. At the sole option of the Company, this Agreement may be terminated by the Company immediately, subject to the 60-day cure period, for Cause due to a material breach of this Agreement, upon written notice of termination from the Board of Directors to the Advisor that the Company has Cause to terminate this Agreement.

         (III) BY THE ADVISOR. At the sole option of the Advisor, this Agreement shall be terminated by the Advisor immediately, subject to the 60-day cure period, for "Good Reason" due to a material breach of this Agreement, upon written notice of termination from the Advisor to the Company that the Advisor has Good Reason to terminate this Agreement.

         (IV) SURVIVAL. The provisions of Section 12 and Sections 15 through 27 shall survive termination of this Agreement.


     14. ASSIGNMENT TO AN AFFILIATE. This Agreement may be assigned by the Advisor to an Affiliate with the approval of the Board, including a majority of the Independent Directors. The Advisor may assign any rights to receive fees or other payments under this Agreement without obtaining the approval of the Board. This Agreement shall not be assigned by the Company or the Partnership without the consent of the Advisor, except in the case of an assignment by the Company or the Partnership to a corporation or other organization which is a successor to all of the assets, rights and obligations of the Company or the Partnership, as the case may be, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Company and the Partnership is bound by this Agreement.

     15. PAYMENTS TO AND DUTIES OF ADVISOR UPON TERMINATION. Payments to the Advisor pursuant to this Section 15 shall be subject to the 2%/25% Guidelines to the extent applicable.

     (A) After the Termination Date, the Advisor shall not be entitled to compensation for further services hereunder except it shall be entitled to receive from the Company within 30 days after the effective date of such termination all unpaid reimbursements of expenses and all earned but unpaid fees payable to the Advisor prior to termination of this Agreement; and

     (B) The Advisor shall promptly upon termination:

         (I) pay over to the Company all money collected and held for the account of the Company pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

         (II) deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;

         (III) deliver to the Board all assets, including Properties, and documents of the Company then in the custody of the Advisor; and

         (IV) cooperate with the Company to provide an orderly management transition.

     16. INDEMNIFICATION BY THE COMPANY. The Company shall indemnify and hold harmless the Advisor and its Affiliates, including their respective officers, directors, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys' fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, subject to any limitations imposed by the laws of the State of Maryland or the Articles of Incorporation, Notwithstanding the foregoing, the Advisor shall not be entitled to indemnification or be held harmless pursuant to this Section 16 for any activity which the Advisor shall be required to indemnify or hold harmless the Company pursuant to Section 17. Any indemnification of the Advisor may be made only out of the net assets of the Company and not from Stockholders.

     17. INDEMNIFICATION BY ADVISOR. The Advisor shall indemnify and hold harmless the Company from contract or other liability, claims, damages, taxes or losses and related expenses including attorneys' fees, to the extent that such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and are incurred by reason of the Advisor's bad faith, fraud, willful misfeasance, misconduct, or reckless disregard of its duties, but the Advisor shall not be held responsible for any action of the Board in following or declining to follow advice or recommendation given by the Advisor.

     18. NOTICES. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Articles of Incorporation, the Bylaws, or accepted by the party to whom it is given, and shall be given by being delivered by hand or by overnight mail or other overnight delivery service to the addresses set forth herein:

To the Board and to the Company: Wells Timber Real Estate Investment Trust, Inc.
                                 6200 The Corners Parkway
                                 Norcross, Georgia 30092-3365
                                 Attention: Chairman of the Board

To the Partnership:              Wells Timber Operating Partnership, L.P
                                 6200 The Corners Parkway
                                 Norcross, Georgia 30092-3365
                                 Attention: Chairman of the Board of
                                            Wells Timber Real Estate
                                            Investment Trust, Inc., General
                                            Partner

To the Advisor:                  Wells Capital, Inc.
                                 6200 The Corners Parkway
                                 Norcross, Georgia 30092-3365
                                 Attention: President

     Either party may at any time give notice in writing to the other party of a change in its address for the purposes of this Section 18.

     19. MODIFICATION. This Agreement shall not be changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by both parties hereto, or their respective successors or assignees.

     20. SEVERABILITY. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

     21. CONSTRUCTION. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Georgia.

     22. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

     23. INDULGENCES, NOT WAIVER. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

     24. GENDER. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

     25. TITLES NOT TO AFFECT INTERPRETATION. The titles of sections and subsections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

     26. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when the counterparts hereof, taken together, bear the signatures of all of the parties reflected hereon as the signatories.

     27. NAME. Wells Capital, Inc. has a proprietary interest in the name "Wells." Accordingly, and in recognition of this right, if at any time the Company or the Partnership ceases to retain Wells Capital, Inc. or an Affiliate thereof to perform the services of Advisor, the Company or the Partnership, as the case may be, will, promptly after receipt of written request from Wells Capital, Inc., cease to conduct business under or use the name "Wells" or any derivative thereof and the Company or the Partnership shall use its best efforts to change the name of the Company to a name that does not contain the name "Wells" or any other word or words that might, in the sole discretion of the Advisor, be susceptible of indication of some form of relationship between the Company and the Advisor or any Affiliate thereof. Consistent with the foregoing, it is specifically recognized that the Advisor or one or more of its Affiliates has in the past and may in the future organize, sponsor or otherwise permit to exist other investment vehicles (including vehicles for investment in real estate) and financial and service organizations having "Wells" as a part of their name, all without the need for any consent (and without the right to object thereto) by the Company or its Board.

                        [Signatures appear on next page.]

     IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Advisory Agreement as of _________________________, 2006.

                                 WELLS TIMBER REAL ESTATE INVESTMENT TRUST, INC.


                                 By:
                                     -------------------------------------------
                                     Name:
                                     Title:


                                 WELLS TIMBER REAL ESTATE
                                 OPERATING PARTNERSHIP, L.P.

                                 By: Wells Timber Real Estate Investment Trust,
                                     Inc., General Partner


                                 By:
                                     -------------------------------------------
                                     Name:
                                     Title:


                                 WELLS CAPITAL, INC.


                                 By:
                                     -------------------------------------------
                                     Name:
                                     Title: